Exhibit 1.2
Ellington Residential Mortgage REIT

AMENDMENT NO. 1
TO
EQUITY DISTRIBUTION AGREEMENT

April 2, 2021

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated June 26, 2017 (the “Equity Distribution Agreement”), between Ellington Residential Mortgage REIT, a Maryland real estate investment trust (the “Company”), Ellington Residential Mortgage Management LLC, the Company’s external manager (the “Manager”) and [●] (the “Placement Agent”), pursuant to which the Company agreed to sell through the Placement Agent, acting as agent and/or principal, common shares of beneficial interest of the Company, $0.01 par value per share (the “Common Shares”), having an aggregate offering amount of up to $100,000,000. All capitalized terms used in this Amendment No. 1 to the Equity Distribution Agreement between the Company, the Manager and the Placement Agent (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to them in the Equity Distribution Agreement. The Company, the Manager and the Placement Agent agree as follows:

A. Amendments to Equity Distribution Agreement. The Equity Distribution Agreement is amended as follows (and except as specifically amended will otherwise remain in effect):

1. The first sentence of the first paragraph of Section 1 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, common shares of beneficial interest of the Company, $0.01 par value per share (the “Common Shares”), having an aggregate offering amount of up to $89,158,863 (the “Securities”).”

2. The first sentence of the second paragraph of Section 1 of the Equity Distribution Agreement shall be amended to replace “(File No. 333-199185)” with “(File No. 333-251141)”.

3. The third paragraph of Section 1 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“To the extent that the Registration Statement is not available for the sales of the Securities as contemplated by this Agreement or the Company becomes a Well-Known Seasoned Issuer and desires to file an automatic shelf registration statement on Form S-3 (“WKSI Shelf”) for, among other things, the purpose of the sale of Securities hereunder and is able to make the representations set forth in Exhibit H at any time after the filing of a WKSI Shelf registering the sale of Securities hereunder when the Company is required to make such representations pursuant to Section 7(o), the Company shall file one or more new registration statements (a WKSI Shelf or other appropriate shelf registration statements) with respect to any additional Securities necessary to complete the sale of the Maximum Amount and shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such new registration statement and the initial filing of a

Prospectus Supplement to the base prospectus included as part of such new registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in such new registration statement at the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement. For the avoidance of confusion, all references to “Registration Statement” included in this Agreement relating to the offer and sale of any Securities or such other relevant action that occurred prior to the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement shall be deemed to refer to the Company’s registration statement on Form S-3 (File No. 333-251141), as applicable, including a base prospectus, relating to certain securities, including the Securities, including all documents incorporated by reference therein. In the event such new registration statement is a WKSI Shelf, the Company hereby agrees that it will make the representations, warranties and agreements set forth in Exhibit H to the Placement Agent at the same time or times that the Company makes any of the representations, warranties or agreements set forth in Section 6.”

4. The first sentence of Section 5(a)(12) of the Equity Distribution Agreement shall be amended to replace “Fourth Amended and Restated Management Agreement, dated November 3, 2015” with “Fifth Amended and Restated Management Agreement, dated March 13, 2018”.

5. The representation in Section 5(a)(22) of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“Accurate Tax Disclosure. The statements included or incorporated by reference in the Registration Statement and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute summaries of legal matters, agreements or documents discussed therein are correct in all material respects and fairly summarize such legal matters, agreements or documents.”

6. The representation in Section 5(a)(29) of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“Real Estate Investment Trust Status. Commencing with its short taxable year ended December 31, 2013, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (the “Code”), and the Company’s current and proposed method of operation as described in the in the Registration Statement and the Prospectus will enable the Company to meet, on a continuing basis, the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would reasonably be expected to cause such qualification and taxation to be lost. The Company currently intends to continue to operate in a manner which would permit it to qualify and be taxed as a REIT under the Code. The Company has no current intention of changing its operations or engaging in activities which would reasonably be expected to cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT under the Code.”

7. Section 7(p) to the Equity Distribution Agreement shall be amended to replace the reference to “Hunton & Williams LLP” with “Hunton Andrews Kurth LLP”.

8. Section 7(p) to the Equity Distribution Agreement shall be amended to replace the reference to “Freshfields Bruckhaus Deringer US LLP” with “Ropes & Gray LLP”.

9. The first sentence of the Form of Placement Notice attached as Exhibit A to the Equity Distribution Agreement shall be amended to insert “, as amended on April 2, 2021” immediately before “(the “Agreement”)”.

10. Exhibit B to the Equity Distribution Agreement shall be deleted and replaced with Exhibit B hereto.

11. Exhibit D-4 to the Equity Distribution Agreement shall be amended to replace “FORM OF TAX OPINION OF HUNTON & WILLIAMS LLP” with “FORM OF TAX OPINION OF HUNTON ANDREWS KURTH LLP”.

12. Exhibit E to the Equity Distribution Agreement shall be amended to insert “, as amended” immediately before “(the “Equity Distribution Agreement”)” and replace the reference in paragraph 4 to “Hunton & Williams LLP and Freshfields Bruckhaus Deringer US LLP” with “Hunton Andrews Kurth LLP and Ropes and Gray LLP”.

13. Exhibit F to the Equity Distribution Agreement shall be amended to insert “, as amended” immediately before “(the “Equity Distribution Agreement”)” and replace the reference in paragraph 3 to “Hunton & Williams LLP and Freshfields Bruckhaus Deringer US LLP” with “Hunton Andrews Kurth LLP and Ropes & Gray LLP”.

B. New Registration Statement Covered by Equity Distribution Agreement. The parties to this Amendment agree that from and after the initial filing of a Prospectus Supplement to the base prospectus included as part of the registration statement on Form S-3 (File No. 333-251141) filed with the Commission by the Company on December 4, 2020, all references to “Registration Statement” included in the Equity Distribution Agreement shall be deemed to include such registration statement on Form S-3 (File No. 333-251141), including a base prospectus, relating to, among other securities of the Company, the Common Stock, including the Securities to be issued from time to time by the Company, and the documents that the Company has filed or will file in accordance with the provisions of the Exchange Act that are or will be incorporated by reference in such registration statement, and all references to “base prospectus” included in the Equity Distribution Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in such registration statement at the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such registration statement.

C. Prospectus Supplement. The Company agrees to file a 424(b) Prospectus Supplement reflecting this Amendment within two business days of the date hereof.

D. References to the Agreement and Alternative Distribution Agreements. The parties to this Amendment agree that from and after the execution and delivery of this Amendment, references to “Agreement” or “Alternative Distribution Agreements” in the Equity Distribution Agreement shall mean the Equity Distribution Agreement, as amended, and the Alternative Distribution Agreements, as amended, respectively.

E. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Equity Distribution Agreement shall continue in full force and effect.

F. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Amendment, along with all counterparts, will become a binding agreement by and between the Placement Agent and the Company and the Manager in accordance with its terms.

Very truly yours,

ELLINGTON RESIDENTIAL MORTGAGE REIT
By: ______________________________________
Name:
Title:

ELLINGTON RESIDENTIAL MORTGAGE
                        MANAGEMENT LLC

By: ______________________________________
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[●]

By:
Name:
Title:

EXHIBIT B
AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES